EXHIBIT 99.3

NEWS RELEASE

AMERICAN EAGLE

OUTFITTERS

Announces the Launch of New Intimates Sub-brand

"aerie by American Eagle"

Builds on Existing Strength in Category; Diversified Real Estate Strategy

Includes In-Store Shops and Stand-Alone Locations

WARRENDALE, Pa., February 28, 2006 -- American Eagle Outfitters, Inc. (NASDAQ: AEOS) today announced the upcoming launch of its new intimates sub-brand, "aerie by American Eagle." A new branded intimates line under the aerie name will arrive in American Eagle stores this Fall. The assortment will include a complete line of bras, panties, and dormwear designed for American Eagle's core 15 to 25 year-old customer.

The Company will support the launch of aerie with a diversified real estate strategy including expanded intimates shops within existing American Eagle stores, intimates-only locations adjacent to AE stores, and select stand-alone aerie stores in premier shopping malls.

Susan McGalla, President and Chief Merchandising Officer commented, "Our inspiration for aerie was to create a unique lifestyle environment for intimates; a category that our girl loves and wants more of. This new sub-brand includes a dynamic assortment which takes her from dorm room to the coffee shop. aerie is a natural extension of the American Eagle brand, and speaks to expanding our relationship with the AE girl whom we characterize as 'sweetly sexy.' With aerie, we are continuing to broaden the scope of our existing brand by building upon our experience and the success we've enjoyed in intimates over the past few years. Our confidence in launching the aerie sub-brand rests on this proven success. I am thrilled to have a highly talented and experienced intimates team driving this brand, and I look forward to working with them to build aerie into a significant extension of the AE brand."

"Intimates is the perfect platform from which to launch our first sub-brand," noted Jim O'Donnell, American Eagle Chief Executive Officer. "We already have a successful intimates business, and we believe the opportunity to extend our presence is significant. Along with our new casual sportswear concept, MARTIN + OSA, the aerie sub-brand demonstrates our commitment to strategic initiatives that will continue to drive the growth of our company."

American Eagle Outfitters (NASDAQ:AEOS) is a leading retailer that designs, markets and sells its own brand of laidback, current clothing for 15 to 25 year-olds, providing high-quality merchandise at affordable prices. AE's original collection includes standards like jeans and graphic T's as well as essentials like accessories, outerwear, footwear, basics and swimwear. American Eagle Outfitters currently operates 798 stores in 50 states, the District of Columbia, Puerto Rico, and 71 AE stores in Canada. AE also operates ae.com, which offers additional sizes and styles of favorite AE merchandise and ships around the world. The company plans to open MARTIN + OSA, a new sportswear concept targeting 25 to 40 year old women and men, in the fall of 2006. For additional information and updates, visit www.martinandosa.com.

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding the success of our aerie sub-brand and future growth. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Such factors include, but are not limited to, the risk that our aerie sub-brand is not successful, that growth will not continue, and those other risks described in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Company's filings with the Securities and Exchange Commission. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The Company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT:
American Eagle Outfitters, Inc.
Judy Meehan, 724-776-4857

OR

Financial Media Contact
Berns Communications Group
Stacy Berns or Melissa Jaffin, 212-994-4660